POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints Mark Andrew Devine, Caroline Hensley, Elana Brockmann, René Russo, Christopher Frankenfield and Kevin Brennan with full power of substitution, re-substitution and delegation, the undersigned's true and lawful attorney in fact (such person and their substitutes and delegees being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity for Cheryl Blanchard (the “Applicant”), to:

1.
Take such actions as may be necessary or appropriate to enable the undersigned and the Applicant to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the Applicant in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned and the Applicant to make filings and submissions utilizing the EDGAR system;
2.
Prepare and execute any and all forms, schedules and other documents (including any amendments thereto) the Applicant is required to file with the SEC, or which the Attorney-in-Fact considers it advisable for the Applicant to file with the SEC, including Forms 3 and 4 (“SEC Filings”);
3.
Submit and file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed under Section 4 below; and
4.
Act as an account administrator for the Applicant’s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the Applicant’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the Applicant’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the Applicant’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators.

The undersigned acknowledges that:

a.
This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information; or
b.
Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3 and 4, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of April 14, 2026.

/s/ Cheryl Blanchard

Signature

Cheryl Blanchard

Print Name

Applicant

Title